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Exhibit 10.19

MANAGEMENT FEES SUBORDINATION AGREEMENT
Dated as of October 30, 2002

        This MANAGEMENT FEES SUBORDINATION AGREEMENT (this "Agreement") is made by Wynn Resorts, Limited, a Nevada corporation ("Wynn Resorts"), Wynn Las Vegas, LLC, a Nevada limited liability company ("Wynn Las Vegas"), Wynn Las Vegas Capital Corp., a Nevada corporation ("Wynn Capital" and, together with Wynn Las Vegas, the "Issuers") and their subsidiaries and affiliates listed on Exhibit A hereto (and, together with the Issuers, the "Wynn Entities") in favor of (a) Deutsche Bank Trust Company Americas, as Administrative Agent for the lenders under the Bank Credit Agreement (as defined below), (b) Wells Fargo Bank Nevada National Association, as Collateral Agent under the FF&E Credit Agreement, and (c) Wells Fargo Bank, National Association, as trustee for the benefit of the holders of the second mortgage notes (the "Second Mortgage Notes") issued pursuant to the Second Mortgage Notes Indenture (as defined below).

PRELIMINARY STATEMENTS:

        1.    Wynn Resorts and the Wynn Entities propose to develop and own the Le Rêve Casino Resort, a hotel and casino resort, with related parking structure and golf course facilities to be developed on the Project site, all as more particularly described in the applicable exhibit to the Disbursement Agreement (the "Project").

        2.    The Wynn Entities desire to finance the development and construction of the Project with, among other things, (a) the proceeds of the issuance by the Issuers of second mortgage notes issued under the Second Mortgage Notes Indenture, (b) borrowings by and other extensions of credit to Wynn Las Vegas under the Bank Credit Agreement and (c) borrowings by and other extensions of credit to Wynn Las Vegas under the FF&E Credit Agreement.

        3.    It is a condition to the issuance of the second mortgage notes under the Second Mortgage Notes Indenture, the borrowings and other extensions of credit under the Bank Credit Agreement, and the borrowings and other extensions of credit under the FF&E Credit Agreement, that Wynn Resorts and each of the Wynn Entities shall have executed and delivered this Agreement.

        4.    The Wynn Entities have entered into a Management Agreement, dated as of the date hereof (the "Management Agreement"), with Wynn Resorts pursuant to which Wynn Resorts will provide certain management services to the Wynn Entities.

        5.    Wynn Resorts acknowledges that it will receive direct and indirect benefits from the issuance of the second mortgage notes under the Second Mortgage Notes Indenture, the borrowings and other extensions of credit under the Bank Credit Agreement and the borrowings and other extensions of credit under the FF&E Credit Agreement, and the use of the respective proceeds thereof in connection with the development, construction and operation of the Project.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.
SUBORDINATION

        SECTION 1.01.    Certain Definitions.    For purposes of this Agreement, the following terms shall have the meanings set forth below:

        "Applicable Representative" means (1) until the Senior Debt in respect of the Bank Credit Agreement has been repaid in full in cash, the "Administrative Agent" under the Bank Credit Agreement, (2) after payment in full in cash of all Senior Debt under the Bank Credit Agreement but prior to payment in full in cash of all Senior Debt under the Second Mortgage Notes Indenture, the "Trustee" under the Second Mortgage Notes Indenture, and (3) thereafter, the "Collateral Agent" under the FF&E Credit Agreement.

        "Bank Credit Agreement" means the Credit Agreement dated as of the date hereof, among Wynn Las Vegas, Deutsche Bank Securities Inc., as advisor, lead arranger and joint book running manager, Deutsche Bank Trust Company Americas, as administrative agent and swing line lender, Banc Of America Securities LLC, as advisor, lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as advisor, arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York Branch, as arranger and joint documentation agent, J.P. Morgan Securities Inc., as joint documentation agent, and the lenders from time to time parties thereto, as such Credit Agreement may be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Credit Agreement (whether or not provided by the original agents and lenders under such Credit Agreement).

        "Business Day" means any day other than a Legal Holiday.

        "FF&E Credit Agreement" means that certain Credit Agreement of even date herewith by and among Wynn Las Vegas, Wells Fargo Bank Nevada National Association, as Collateral Agent, and the lenders party thereto, as such Credit Agreement may be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Credit Agreement (whether or not provided by the original agents and lenders under such Credit Agreement).

        "Intercreditor Agreements" means (a) that certain Intercreditor Agreement (Project Lenders) of even date herewith by and between the Administrative Agent under the Bank Credit Agreement and the Trustee under the Second Mortgage Notes Indenture and (b) that certain Intercreditor Agreement (FF&E) by and among the Administrative Agent under the Bank Credit Agreement, the Trustee under the Second Mortgage Notes Indenture and the Collateral Agent under the FF&E Credit Agreement.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed; provided that if a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

        "Management Fees" means any fees payable by any Wynn Entity to Wynn Resorts under the Management Agreement.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the filing of a petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any debtor under such documentation, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Representative" means (a) with respect to Senior Debt under the Bank Credit Agreement, the Administrative Agent under the Bank Credit Agreement, (b) with respect to Senior Debt under the

FF&E Credit Agreement, the Collateral Agent under the FF&E Credit Agreement, and (c) with respect to Senior Debt under the Second Mortgage Notes Indenture, the Trustee under the Second Mortgage Notes Indenture.

        "Second Mortgage Notes Indenture" means the Indenture, dated as of the date hereof, among the Issuers, as joint and several obligors, Desert Inn Water Company, LLC, Wynn Design & Development, LLC, Wynn Resorts Holdings, LLC, Las Vegas Jet, LLC, World Travel, LLC, Palo, LLC and Valvino Lamore, LLC, as guarantors, and the Trustee, as such Indenture may be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Indenture (whether or provided by the holders of the second mortgage notes).

        "Senior Debt" means:

  (1)
  all indebtedness and other Obligations of Wynn Las Vegas outstanding under the Bank Credit Agreement and the other documents that from time to time evidence such indebtedness and Obligations or secure or support payment or performance thereof, including without limitation the Collateral Documents (as defined in the Credit Agreement),

  (2)
  all indebtedness and other Obligations of Wynn Las Vegas outstanding under the FF&E Credit Agreement and the other documents that from time to time evidence such indebtedness and Obligations or secure or support payment or performance thereof, including without limitation the Collateral Documents (as defined in the FF&E Credit Agreement), and

  (3)
  all indebtedness and other Obligations of the Issuers outstanding under the Second Mortgage Notes Indenture and the other documents that from time to time evidence such indebtedness and Obligations or secure or support payment or performance thereof, including without limitation the Collateral Documents (as defined in the Second Mortgage Notes Indenture).

        SECTION 1.02.    Agreement to Subordinate.    Wynn Resorts hereby agrees that the payment of Management Fees is subordinated in right of payment, to the extent and in the manner provided in this Article 1, to the payment of Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. In furtherance of such subordination, Wynn Resorts and the Wynn Entities agree as follows:

        (a)  any Management Fee from time to time accruing under the Management Agreement with respect to any semi-annual period for which interest is calculated and payable under the Second Mortgage Notes Indenture shall accrue but shall not be paid until the tenth (10th) Business Day immediately succeeding the date established under the Second Mortgage Notes Indenture for payment of interest accrued during such semi-annual period; and

        (b)  no Wynn Entity shall make any payment or distribution to Wynn Resorts in respect of Management Fees at any time that such payment or distribution is not permitted under the terms of the Bank Credit Agreement, the FF&E Credit Agreement or the Second Mortgage Notes Indenture. Each Wynn Entity further acknowledges and agrees that it is familiar with the terms of the Bank Credit Agreement, the FF&E Credit Agreement and the Second Mortgage Notes Indenture, and that such Wynn Entity shall be responsible for staying informed as to any amendments, waivers or other modifications affecting such documents, and as to the status of performance under such documents.

        SECTION 1.03.    Liquidation; Dissolution; Bankruptcy.    Upon any distribution to creditors of any Wynn Entity in a liquidation or dissolution of such Wynn Entity or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Wynn Entity or its property, in an assignment for the benefit of creditors or any marshaling of such Wynn Entity's assets and liabilities:

        (a)  holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before Wynn Resorts will be entitled to receive any payment of Management Fees; and

        (b)  until all Obligations with respect to Senior Debt (as provided in clause (a) above) are paid in full, any payments of Management Fees to which Wynn Resorts would be entitled but for this Article 1 will be made to the Applicable Representative.

        SECTION 1.04.    Pay Over of Distributions.    In the event that Wynn Resorts receives any payment of Management Fees at a time that such payment is prohibited by this Agreement, such payment will be held by Wynn Resorts, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to the Applicable Representative for handling in accordance with the Intercreditor Agreements.

        SECTION 1.05.    Application of Amounts Received by Applicable Representative.    This Article I defines the relative rights of Wynn Resorts and holders of Senior Debt. Nothing in this Agreement will:

        (a)  impair, as between the Wynn Entities and Wynn Resorts, the obligation of the Wynn Entities, which is absolute and unconditional, to pay Management Fees in accordance with the terms of the Management Agreement; or

        (b)  affect the relative rights of Wynn Resorts and creditors of the Wynn Entities other than their rights in relation to holders of Senior Debt.

        SECTION 1.06.    Subordination May Not Be Impaired by the Wynn Entities.    No right of any Representative or holder of Senior Debt to enforce the subordination of the Management Fees may be impaired by any act or failure to act by any Wynn Entity or by the failure of any Wynn Entity to comply with this Agreement.

        SECTION 1.07.    Distribution or Notice to Representative.    Whenever a notice is to be given to holders of Senior Debt pursuant to this Agreement, the notice shall be given to the Representative of such Senior Debt. Upon any payment or distribution of assets of any Wynn Entity referred to in this Article 1, Wynn Resorts will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the Applicable Representative or the liquidating trustee or agent or other Person making any distribution to Wynn Resorts for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of such Wynn Entity, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 1.

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES

        SECTION 2.01.    Representations and Warranties.    Each of Wynn Resorts and the Wynn Entities hereby represents and warrants as follows, severally and not jointly:

        (a)    Authority.    Such Person has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such Person of this Agreement have been duly approved by all necessary corporate or limited liability company action of such Person and no other corporate or limited liability company proceedings on the part of such Person are necessary to consummate the transactions contemplated by this Agreement.

        (b)    Enforceability.    This Agreement has been duly executed and delivered by such Person. This Agreement is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

ARTICLE 3.
MISCELLANEOUS

        SECTION 3.01.    Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 3.02.    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 3.03.    Choice of Law; Jurisdiction; Waivers.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the fullest extent permitted by applicable law, Wynn Resorts hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.

        SECTION 3.04.    Notices; Identities of Representatives.    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of Wynn Resorts or any Wynn Entity, as follows, and (b) in the case of the Representatives, as follows:

Wynn Resorts	Wynn Resorts, Limited 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attention: Ron Kramer Telecopy: (702) 791-0167 Telephone: (702) 733-4123
with a copy to:	Irell & Manella LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, California 90067 Attention: C. Kevin McGeehan, Esq. Telecopy: (310) 282-5610 Telephone: (310) 203-7110

Wynn Entities:	c/o Wynn Las Vegas, LLC Attention: Ron Kramer Las Vegas, Nevada 89109 Telecopy: (702) 791-0167 Telephone: (702) 733-4123
with a copy to:	Irell & Manella LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, California 90067 Attention: C. Kevin McGeehan, Esq. Telecopy: (310) 282-5610 Telephone: (310) 203-7110
Administrative Agent under the Bank Credit Agreement	Deutsche Bank Trust Company Americas 31 West 52nd Street New York, New York 10019 Attention: George Reynolds Telecopy: (646) 324-7450 Telephone: (646) 324-2112
with a copy to:	Latham & Watkins 885 Third Avenue New York, New York 10022 Attention: Christopher Plaut, Esq. Telecopy: (212) 906-1200 Telephone: (212) 751-4864
The Administrative Agent under the FF&E Credit Agreement:
Wells Fargo Bank Nevada National Association
Attention: Corporate Trust Services
MAC: U1228-120
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Telecopy: (801) 246-5053
Telephone: (801) 246-5630
The Second Mortgage Notes Trustee:	Wells Fargo Bank, National Association Attention: Michael Slade MAC: N9303-110 6th & Marquette Minneapolis, Minnesota Telecopy: (612) 667-2160 Telephone: (612) 667-0266

        A party may change its address for notices hereunder by written notice to the other parties to this Agreement. Further, by written notice to the other parties to this Agreement, a Representative with respect to Senior Debt may inform the other parties to this Agreement as to a change in the identity of the Representative for such Senior Debt, and the other parties to this Agreement thereafter shall have the right to treat the successor Representative identified in such notice as the Representative with respect to such Senior Debt.

        SECTION 3.05.    Attorneys' Fees and Costs.    In the event of a dispute hereunder, if any party refers this Agreement to an attorney to continue or enforce the provisions of this Agreement, the prevailing party in any such dispute shall be entitled to an award of all costs and expenses (including attorneys' fees) incurred in connection with the dispute.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Management Fees Subordination Agreement to be executed by their respective officers or authorized signatories thereunto duly authorized, as of the date first written above.

WYNN RESORTS, LIMITED, a Nevada corporation
By:	/s/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Title:	Chief Executive Officer
WYNN LAS VEGAS, LLC, a Nevada limited liability company
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
			By:	/s/ STEPHEN A. WYNN
			Name:	Stephen A. Wynn
			Title:	Chief Executive Officer
WYNN LAS VEGAS CAPITAL CORP., a Nevada corporation
By:	/s/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Title:	President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ MICHAEL G. SLADE
Name:	Michael G. Slade
Title:	Corporate Trust Officer
WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ C. SCOTT NIELSEN
Name:	C. Scott Nielsen
Title:	Trust Officer

S-1

Exhibit A

1.
Valvino Lamore, LLC, a Nevada limited liability company.

2.
Wynn Resorts Holdings, LLC, a Nevada limited liability company.

3.
Palo, LLC, a Delaware limited liability company.

4.
Desert Inn Water Company, LLC, a Nevada limited liability company.

5.
Desert Inn Improvement Co., a Nevada corporation.

6.
Wynn Las Vegas Capital Corp., a Nevada corporation.

7.
World Travel, LLC, a Nevada limited liability company.

8.
Las Vegas Jet, LLC, a Nevada limited liability company.

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  Exhibit 10.19